EXHIBIT 24.1
                     POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael W. J. Smurfit, James E. Terrill, and John R. Funke, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Jefferson Smurfit Corporation, a Delaware corporation, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                          Title


/s/Michael W.J. Smurfit          Chairman of the Board
Michael W. J. Smurfit            and Director


/s/James E. Terrill              President, Chief Executive
James E. Terrill                 Officer, Chief Operating
                                 Officer and Director
                                 (Principal Executive
                                 Officer)


/s/John R. Funke                 Vice President and Chief
John R. Funke                    Financial Officer
                                 (Principal Accounting
                                 Officer) and (Principal
                                 Financial Officer)

/s/Howard E. Kilroy              Director
Howard E. Kilroy

/s/Donald P. Brennan             Director
Donald P. Brennan

/s/Alan E. Goldberg              Director
Alan E. Goldberg

/s/David R. Ramsay               Director
David R. Ramsay




Date:  February 28, 1994